UNITED STATES

                       SECURITITES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 1, 2003


                         Broadway Financial Corporation
                         ------------------------------
             (Exact name of registrant as specified in its charter)

                               Delaware 95-4547287
                               -------- ----------
           (State of Incorporation) (IRS Employer Identification No.)

             4800 Wilshire Boulevard, Los Angeles, California 90010
                    (Address of Principal Executive Offices)

                                 (323) 634-1700
                (Issuer's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Item 5.  Information required under Item 12.

         See Press Release on earnings for the three months ended
         March 31, 2003.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      BROADWAY FINANCIAL CORPORATION
                                      (Registrant)


Date:  May 1, 2003                    /s/  Alvin D. Kang
                                      ------------------------------------------
                                     (Signature)

                                     Name:  Alvin D. Kang
                                            Chief Financial Officer

News Release

FOR IMMEDIATE RELEASE       Contact: Paul C. Hudson, President/CEO
                                     Alvin D. Kang, CFO
                                     (323) 634-1700
                                     www.broadwayfed.com

       Broadway Financial Corporation Reports 12% Increase in Net Earnings

LOS ANGELES, CA (BUSINESS WIRE) April 29, 2003 Broadway Financial Corporation (the Company) (NASDAQ Small-Cap: BYFC), the holding company of Broadway Federal Bank, f.s.b. (the Bank), today reported net earnings of $364,000 or $0.18 per diluted share for the three months ended March 31, 2003, compared to $326,000 or $0.17 per diluted share for the three months ended March 31, 2002, an 11.66% increase.

Net Earnings

The increase in net earnings was primarily attributable to the increase in net interest income and non-interest income, offset by an increase in non-interest expense. Net interest income after provision for loan losses increased $71,000 or 3.58% for first quarter 2003 compared to first quarter 2002. Non-interest income increased $53,000 or 22.46% for first quarter 2003 compared to first quarter 2002, and non-interest expense increased $83,000 or 4.98% for first quarter 2003 compared to first quarter 2002.

Net Interest Income

Net interest income after provision for loan losses increased to $2,055,000 for the three months ended March 31, 2003, from $1,984,000 for the same period in 2002. A rate/volume analysis indicates that the $71,000 increase was primarily attributable to the impact of the growth in average interest-earning assets of $28.2 million, or 16.42%, and interest-bearing liabilities of $33.8 million, or 21.9%, which resulted in an increase in net interest income of $251,000 (volume impact), offset by the impact of a decrease in the net interest rate spread of 32 basis points, which resulted in a decrease in net interest income of $180,000 (rate impact).

Gross loan originations were $7.7 million for first quarter 2003 compared to $5.0 million for first quarter 2002. Loan and mortgage-backed securities (MBS) purchases were $16.0 million for first quarter 2003 compared to none for first quarter 2002. Loan prepayments amounted to $8.8 million for first quarter 2003 compared to $7.1 million for first quarter 2002. Management anticipates that prepayments will continue at a comparable rate in this current low rate environment, and is focused on increasing lending volume and continuing purchases of loans and MBSs. Interest-bearing liabilities increased due to the growth in deposits of $16.3 million and the growth in FHLB advances of $15.7 million comparing March 31, 2003 and 2002 balances.

The net interest rate spread for the three months ended March 31, 2003 and 2002 was 3.99% and 4.31%, respectively. The 32 basis point decrease in spread was attributable to the larger decline in the weighted average yield on the loan portfolio, compared to the decline in the weighted average cost of funds on interest-bearing liabilities. The yield on interest-earning assets declined 125 basis points to 6.10% for first quarter 2003 from 7.35% for first quarter 2002. The weighted average cost of funds declined to 2.11% for first quarter 2003 compared to 3.04% for first quarter 2002. The primary spread (weighted average interest rate on loans minus weighted average interest rate on deposits) at March 31, 2003 was 4.92% compared to 4.72% at March 31, 2002.

Non-interest Income

Total non-interest income increased to $289,000 for the three months ended March 31, 2003, from $236,000 for the same period in 2002. The $53,000 increase was primarily attributable to an increase in service charges.

Non-interest Expense

Total non-interest expense increased to $1,749,000 for the three months ended March 31, 2003 from $1,666,000 for the same period in 2002. The $83,000 increase was primarily attributable to higher professional services costs (legal and investment banking fees) of $82,000.

Loans Receivable, Net

Loans receivable, net increased $16.1 million, or 11.49%, to $156.2 million at March 31, 2003 from $140.1 million at December 31, 2002. Loans held for sale of $3.2 million at March 31, 2003 were reclassified to the held to maturity portfolio at cost, which was lower than market value. During February 2003, the Bank purchased $14.2 million of adjustable rate mortgage loans having an initial fixed rate period, hybrid ARMs. This purchase of hybrid ARMs, along with loan originations offset the combined negative effect of a decline in the yield on the loan portfolio and the continuing high level of loan prepayments.

The allowance for loan losses as a percentage of total loans was 0.90% at March 31, 2003 compared to 0.98% at December 31, 2002 and 1.12% at March 31, 2002. The Banks non-performing assets to total assets ratio improved to 0.04 % at March 31, 2003 compared to 0.07% at December 31, 2002 and 0.19% at March 31, 2002. At March 31, 2003, the Bank had no loans in foreclosure or REO (real estate owned) properties.

Deposits

Total deposits increased $13.4 million, or 8.58% to $169.5 million from $156.1 million at December 31, 2002. Core deposits (NOW, demand, money market, and passbook accounts) increased by $7.9 million during the first quarter of 2003. At March 31, 2003 core deposits represented 42.3% of total deposits, compared to 40.4% at December 31, 2002, and 39.8% at March 31, 2002.

Performance Ratios

For the three months ended March 31, 2003 the Companys return on average equity declined slightly to 8.60% compared to 8.73% for the same period in 2002. During the first quarter of 2003, the Company contributed $1 million to the Bank, which was raised from its issuance of preferred stock to Fannie Mae. The return on average assets also declined slightly to 0.70% for the three months ended March 31, 2003 compared to 0.73% for the same period in 2002. The ratio of non-interest expense to average assets improved to 3.36% for the three months ended March 31, 2003 compared to 3.72% for the same period in 2002. The efficiency ratio also improved to 74.62% in first quarter 2003 compared to 75.05% in first quarter 2002.

Significant Events

On January 17, 2003 the Company entered into an unsecured $5.0 million revolving line of credit agreement with First Federal Bank of California. Interest is at the prime rate, if the loan proceeds are used for CRA lending, and at prime plus one percent if the loan proceeds are used for any other purpose. The line of credit is renewable annually, and at the Companys option, may be converted to a four-year term loan at the same rate of interest.

On January 31, 2003 the Companys Board of Directors adopted a Shareholder Rights Plan, the Rights Plan. The Boards purpose in adopting the Rights Plan is to protect shareholder value in the event of an unsolicited offer to acquire the Company, particularly one that does not provide equitable treatment to all shareholders. Adoption of the Rights Plan is intended to encourage a potential acquirer of the Company to negotiate directly with the Board. In connection with the adoption of the Rights Plan, the Board declared a dividend distribution of one Right for each outstanding common share held by shareholders of record on February 13, 2003.

About us

Broadway Federal Bank, f.s.b. is a community-oriented savings bank, which primarily originates residential mortgage loans and conducts funds acquisition in the geographic areas known as Mid-City and South Los Angeles. The Bank operates four full service branches, three in the city of Los Angeles, and one located in the nearby city of Inglewood, California. At March 31, 2003, the Bank met the capital requirements necessary to be deemed well capitalized for regulatory capital purposes.

Shareholders, analysts and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, California 90010, or visit our website at www.broadwayfed.com.

                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
                  (Dollars in thousands, except share amounts)
                                   (Unaudited)


                                                                                     March 31,     March 31,
                                                                                       2003          2002
Assets:

Cash                                                                                $   4,658     $    3,859
Fed funds sold                                                                          5,500          1,500
Interest bearing deposits                                                               1,028          1,028
Investment securities held to maturity                                                  2,000          2,000
Investment securities available for sale                                                    -          5,007
Mortgage-backed securities available for sale                                           9,581         10,843
Mortgage-backed securities held to maturity                                            28,633         27,697
Loans receivable, net                                                                 156,156        140,085
Loans receivable held for sale, at lower of cost or fair value                            480          3,770
Accrued interest receivable                                                             1,023            995
Investments in capital stock of Federal Home Loan Bank, at cost                         1,582          1,561
Office properties and equipment, net                                                    5,797          5,811
Other assets                                                                              876            750

Total assets                                                                        $ 217,314     $  204,906


Liabilities and stockholders' equity

Deposits                                                                            $ 169,509     $  156,148
Advances from Federal Home Loan Bank                                                   25,181         28,724
Advance payments by borrowers for taxes and insurance                                      18            311
Deferred income taxes                                                                     932            931
Other liabilities                                                                       4,413          1,871

Total liabilities                                                                     200,053        187,985

Stockholders' Equity:
    Preferred  non-convertible, non-cumulative, and non-voting stock, $.01 par value, authorized 1,000,000 shares; issued and outstanding 155,199 shares
        at March 31, 2003 and at December 31, 2002                                          2              2
   Common stock, $.01 par value, authorized 3,000,000 shares; issued and outstanding 1,818,934 shares at March 31, 2003 and 1,815,294 shares
        at December 31, 2002                                                               10             10
   Additional paid-in capital                                                          10,514         10,512
    Accumulated other comprehensive gain, net of taxes                                     73             57
   Retained earnings-substantially restricted                                           7,279          7,005
   Treasury stock-at cost, 50,008 shares at March 31, 2002 and 53,648 shares
        at December 31, 2002                                                             (485)          (520)
   Unearned Employee Stock Ownership Plan shares                                         (132)          (145)

Total stockholders' equity                                                             17,261         16,921

Total liabilities and stockholders'  equity                                         $ 217,314     $  204,906

                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
        Consolidated Statements of Operations and Comprehensive Earnings
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                     Three Months ended March 31
                                                                        2003              2002
Interest on loans receivable                                          $   2,544        $   2,824
Interest on investment securities held to maturity                           30               49
Interest on investment securities available for sale                         36               40
Interest on mortgage-backed securities                                      404              202
Other interest income                                                        38               45
Total interest income                                                     3,052            3,160

Interest on deposits                                                        821            1,047
Interest on borrowings                                                      176              129
Total interest expense                                                      997            1,176

Net interest income before provision for loan losses                      2,055            1,984
Provision for loan losses                                                     -                -
Net interest income after provision for loan losses                       2,055            1,984
Non-interest income:
     Service charges                                                        270              226
     Gain (loss) on loans receivable held for sale                           13               (1)
     Other                                                                    6               11
Total non-interest income                                                   289              236

Non-interest expense:
     Compensation and benefits                                              914              928
     Occupancy expense, net                                                 258              241
     Information services                                                   130              134
     Professional services                                                  161               93
     Office services and supplies                                           102               79
     Other                                                                  184              191
Total non-interest expense                                                1,749            1,666

Earnings before income taxes                                                595              554
Income taxes                                                                231              228

Net earnings                                                          $     364        $     326

Other comprehensive income (loss):
  Unrealized income (loss) on securties available for sale            $     116        $      (5)
  Income tax (expense) benefit                                              (43)               2
Other comprehensive income (loss)                                            73               (3)

Comprehensive earnings                                                $     437        $     323

Net earnings                                                                364              326
Dividends paid on preferred stock                                           (19)              (7)
Earnings available to common shareholders                             $     345        $     319

Earnings per share-basic                                              $    0.19        $    0.18
Earnings per share-diluted                                            $    0.18        $    0.17
Dividend declared per share-common stock                              $    0.04        $    0.03
Basic weighted average shares outstanding                             1,787,662        1,782,330
Diluted weighted average shares outstanding                           1,878,512        1,800,972



                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                            Selected Ratios and Data
                             (Dollars in thousands)


                                                                      As of March 31,       Well-Capitalized
                                                                    2003          2002         Requirement

 Broadway Federal Bank, f.s.b.
 Regulatory Capital Ratios:
          Leverage/Tangible Ratio                                    7.28%         7.12%          5.00%
          Tier1 Risk-Based Ratio                                    12.24%        10.92%          6.00%
          Total Risk-Based Ratio                                    13.15%        12.09%         10.00%

 Asset Quality Ratios and Data:

          Non-performing loans as a percentage
                          of total  gross loans                      0.06%         0.17%

          Non-performing assets as a percentage
                          of total assets                            0.04%         0.19%

          Allowance for loan losses as a percentage
                          of total gross loans                       0.90%         1.12%

          Allowance for loan losses as a percentage
                          of non-performing loans                 1623.86%       662.87%

          Allowance for losses as a percentage
                          of non-performing assets                1623.86%       455.36%


 Non-performing Assets:

          Non-accrual loans                                      $      88     $     237
          Real estate acquired through foreclosure               $       -     $     108
                          Total non-performing assets            $      88     $     345

 Balance Sheet Data:

          Total assets                                           $ 217,314     $ 181,986
          Total gross loans                                      $ 158,789     $ 140,298
          Total equity                                           $  17,261     $  14,916
          Average assets                                         $ 208,438     $ 179,189
          Average loans                                          $ 146,638     $ 139,536
          Average deposits                                       $ 162,215     $ 145,191
          Average equity                                         $  16,922     $  14,930
          Average interest-earning assets                        $ 200,076     $ 171,856
          Average interest-bearing liabilities                   $ 188,575     $ 154,730
          Non-accrual loans                                      $      88     $     237
          REO, net                                               $       -     $     108
          ALLL                                                   $   1,429     $   1,571


                         BROADWAY FINANCIAL CORPORATION
                                AND SUBSIDIARIES
                            Selected Ratios and Data
                             (Dollars in thousands)



                                                                   March 31,
                                                              2003          2002
    Performance Ratios:
          Return on average assets                            0.70%        0.73%
          Return on average equity                            8.60%        8.73%
          Average equity to average assets                    8.12%        8.33%
          Non-interest expense to average assets              3.36%        3.72%
          Efficiency ratio (1)                               74.62%       75.05%
          Net interest rate spread (2)                        3.99%        4.31%
          Effective net interest rate spread (3)              4.11%        4.62%


(1) The "efficiency ratio" is calculated by dividing total non-interest expense by total interest income before provision for loan losses plus total non-interest income (total income).

(2) The "net interest rate spread" represents the difference between the yield on average interest-earning assets before provision for loan losses and the cost of average interest-bearing liabilities.

(3)  The  "effective net interest rate spread"  represents  net interest  income
     before   provision   for  loan   losses   as  a   percentage   of   average
     interest-earning assets.